AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment, effective as of February 25, 2013, between Advanced Series Trust (the Trust), a Massachusetts business trust, Prudential Investments LLC (PI), a New York limited liability company, AST Investment Services, Inc. (ASTIS) , a Connecticut corporation, Prudential Annuities Distributors, Inc. (PAD), a Delaware corporation, Prudential Investment Management Services LLC (PIMS), a Delaware limited liability company, and Pruco Life Insurance Company (Pruco Life), an Arizona life insurance company,  to the Fund Participation Agreement made May 1, 2005, as restated June 8, 2005 (the Agreement).

RECITALS:

WHEREAS, Article III, Sections 3.1, 3.2, 3.3 and 3.4 of the Agreement provides for Pruco Life to provide various services relating to the printing and distribution of Trust documents, as well as to provide various other administrative services to the Trust; and

WHEREAS, Article V of the Agreement provides for the Trust to pay to Pruco Life a fee of 0.10% as more specifically described in Article V, with respect to the services identified in Article III of the Agreement; and

WHEREAS, shareholders of the Trust recently approved the adoption of a shareholder services and distribution plan (the Plan) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended; and

WHEREAS, the Plan provides for the Trust to pay PAD a shareholder services and distribution fee of 0.10%, as more specifically described in the Plan document; and

WHEREAS, the shareholder services and distribution fee payable by the Trust to PAD under the Plan is intended to replace the existing 0.10% fee payable by the Trust to Pruco Life, as more specifically described above;

NOW THEREFORE, the Trust, PI, ASTIS, PAD, PIMS and Pruco Life hereby agree as follows:

Article III, Sections 3.1, 3.2, 3.3 and 3.4 are hereby deleted from the Agreement.  Article V is hereby deleted from the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

ADVANCED SERIES TRUST

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________

PRUDENTIAL INVESTMENTS LLC

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________

AST INVESTMENT SERVICES, INC.

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________

PRUCO LIFE INSURANCE COMPANY

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

By:                      __________________________
Print Name:                      __________________________
Title:                      __________________________
Date:                      __________________________